UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 23, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 19, 2010, the Company issued two separate warrant agreements (the “Warrants”) to purchase up to 150,000 and 100,000 shares of common stock, respectively, $.001 par value per share, of the Company, at an exercise price of $1.50 per share. These warrant agreements were issued in connection with consulting agreements, entered into by and between the Company and the warrant holders, whereby the holders agreed to perform strategic advisory services to the Company.

On February 23, 2011, we and the holders agreed to amend the Warrants. In exchange for continuing to provide such advisory services for a period of 6 months and until December 31, 2011, respectively, we agreed to reduce the strike price of the Warrants from $1.50 to $0.50. Unless previously exercised in full, the Warrants expire on February 19, 2015.

All of the securities issued in the foregoing transactions were issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder.

The foregoing description of the warrants is qualified in its entirety by reference to the Amendments that are filed as Exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: February 28, 2011	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer